Exhibit 99.4

August 12, 2025

Grapevine Energy (f/k/a Global Clean Energy) Announces Successful Completion of its Financial Restructuring

●	Emerges from Chapter 11 as a privately-held company under new ownership

●	Secures over $60 million in exit financing, contract support, and additional working capital liquidity

●	Announces new executive leadership and Board of Directors to support execution of go-forward strategy

BAKERSFIELD, Calif.-- (BUSINESS WIRE) – Grapevine Energy Holdings, LLC (“Grapevine” or the “Company”), formerly Global Clean Energy Holdings, Inc., a vertically integrated renewable fuels company, today announced that the Company and its subsidiaries have emerged from Chapter 11. This milestone marks the successful completion of the Company’s restructuring process and implementation of its Chapter 11 Plan of Reorganization (the “Plan”), which was confirmed by the U.S. Bankruptcy Court for the Southern District of Texas (the “Court”) on July 28, 2025.

Importantly, through this process the Company has significantly enhanced its financial position by addressing prepetition indebtedness and claims, as well as securing more than $60 million in exit financing commitments, operations and maintenance contract support, and additional working capital liquidity, each pursuant to the Plan.

The Company emerges with a resilient capital structure that is privately held by the Senior Lenders, led by OIC, and CTCI Americas, Inc. The Company also announced a reconstituted Board of Directors with the addition of significant operational and financial leadership experience. Grapevine’s new Board of Directors consists of Gerrit Nicholas, Ethan Shoemaker, Matthew Kondratowicz, Igor Radomyshelsky, Todd Chen, Michael Yang, and Brian Coffman.

Additionally, the Company announced the appointment of Igor Radomyshelsky, as Interim Chief Executive Officer, and Matt Kondratowicz as Chief Strategy Officer, both of whom also serve on the Board of Directors. Noah Verleun will be taking on the role of CEO of the upstream camelina platform, overseeing its growth and strategic development.

Gerrit Nicholas, incoming Chairman of Grapevine’s new board of directors said, “The team has taken tremendous steps over the last several years to put the Company on a trajectory for enduring success. As Grapevine emerges from Chapter 11, we are well positioned to drive continued safe and reliable operations, increase profitability, and maximize the value of our Upstream feedstock business. The relationships Igor and Matt have cemented with the existing leadership team combined with their deep understanding of Grapevine’s operational strengths, make them ideally suited to lead this new phase of our journey.”

The Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) evidencing the termination of the registration of its securities under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and suspending its reporting obligations under Section 15(d) of the Exchange Act.  As a result of such filing, the Company will no longer be obligated to and will not file any further current or periodic reports with the SEC.

For more information about the Company’s restructuring, including access to documents filed with the Court, visit https://dm.epiq11.com/case/gceholdings/info.

ABOUT GRAPEVINE ENERGY

Grapevine Energy Holdings, LLC is a vertically integrated renewable fuels company that operates a large-scale renewable diesel facility in Bakersfield, California and specializes in the development and cultivation of camelina, a nonfood, regenerative, intermediate oilseed crop, which is used for the production of advanced biofuels and biomaterials. With a vision that begins in the laboratory, moves through the farm gate, and finishes with renewable fuels, Grapevine’s farm-to-fuels value chain integration provides unrivaled access to reliable, ultra-low carbon feedstocks and is unparalleled in the sustainable fuels industry.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event, or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: the Company’s ability to comply with financing arrangements; the Company’s ability to obtain and/or maintain relationships with partners, suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 cases; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; the future production of the Company’s Bakersfield renewable fuels facility (the “Bakersfield Facility”); anticipated and unforeseen events which could reduce future production at the Bakersfield Facility or delay future capital projects, and changes in commodity and credit values, throughput volumes, production rates, yields, operating expenses and capital expenditures at the Bakersfield Facility; the need for additional capital in the future, including, but not limited to, in order to complete capital projects and satisfy liabilities, including to pay amounts owed under the Company’s loans and/or other debt arrangements, the Company’s ability to raise such capital in the future, and the terms of such funding, including dilution caused thereby; the Company’s plans to expand and execution of expanding the Company’s camelina operations beyond North America; the Company’s plans for large scale cultivation of camelina as a nonfood-based feedstock and its use at the Bakersfield Facility; the future production of the Bakersfield Facility, including, but not limited to, renewable diesel production and the breakdown between the two; changes in commodity and credits values; certain early termination rights associated with third-party agreements and conditions precedent to such agreements; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; the Company’s ability to comply with required covenants under its debt arrangements, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation, and potential recessions; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; macroeconomic pressures and general uncertainty regarding the overall future economic environment, the imposition of additional duties, tariffs, or trade restrictions on the importation of goods we use in connection with our business; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; expected and unexpected downtime at the Company’s facilities; dependence on third-party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Grapevine’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Grapevine cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Grapevine undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Grapevine. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Media Contact

media@gvenergy.com

Source: Grapevine Energy Holdings, LLC

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